2.01

MERGER AGREEMENT AND PLAN OF REORGANIZATION
------------------------------------------------------------------------
THIS AGREEMENT dated as of the 22nd day of February, 1996,BY AND AMONG II-VI INCORPORATED, a Pennsylvania corporation ("II-VI") and II-VI LIGHTNING OPTICAL INCORPORATED, a Pennsylvania corporation, ("II-VI Lightning") (hereinafter sometimes collectively referred to as the "Acquiring Companies"),

AND

LIGHTNING OPTICAL CORPORATION, a Florida corporation ("Lightning Optical"), and PAUL J. JOHNSON, JR., J. CHRISTOPHER OLES, WAYNE R. IGNATUK, FREDERICK A. BAUMLE, DR. GREGORY J. QUARLES, DAVID A. STEFFEY, TAMARA J. SHULTZ, PATRICK J. GRACYALNY, DR. BRUCE H. T. CHAI AND DR. JEFF DIXON, individuals and shareholders of Lightning Optical (the "Shareholders") (Lightning Optical and the Shareholders are hereinafter sometimes referred to collectively as the "Sellers" and Paul J. Johnson, Jr., J. Christopher Oles, Wayne R. Ignatuk and Frederick A. Baumle, are hereinafter sometimes referred to as the "Majority Shareholders").

W I T N E S S E T H:

WHEREAS, Lightning Optical is engaged in the design, development, manufacture and sale of optics, coatings, crystals and cavities used in industrial, medical and scientific lasers and electro-optic equipment (the "Business") and has its principal place of business in Tarpon Springs, Florida;
WHEREAS, II-VI Lightning, a Pennsylvania business corporation qualified to do business in Florida, is a wholly owned subsidiary of II-VI; WHEREAS, the Boards of Directors of II-VI Lightning and Lightning Optical have approved the acquisition of Lightning Optical by II-VI Lightning through a merger (the "Merger"), pursuant to the Plan of Merger attached hereto and incorporated herein as Exhibit "A" and the transactions contemplated by this Agreement, in accordance with the applicable provisions of the statutes of the State of Florida and Commonwealth of Pennsylvania, which permit such Merger; and
WHEREAS, the parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties hereto for themselves, their successors and assigns, hereby agree as follows:
MERGER.
At the Closing, Lightning Optical shall be merged into II-VI Lightning. II-VI Lightning shall be the surviving corporation and shall continue to be a Pennsylvania corporation and the separate existence of Lightning Optical shall cease. The corporate existence of II-VI Lightning shall continue unimpaired and unaffected by the Merger.
SURVIVING CORPORATION.
Articles of Incorporation; Bylaws. The Articles of Incorporation and By-laws of II-VI Lightning in effect immediately prior to the Closing shall be the Articles of Incorporation and By-laws of II-VI Lightning after the Closing, until thereafter amended or repealed in accordance with its terms and as provided by the Pennsylvania Business Corporation Law of 1988 ("BCL").
Directors and Officers. The directors and officers of II-VI Lightning immediately prior to the Closing shall be the directors and officers of II-VI Lightning immediately after the Closing until their successors are duly elected and qualified.
MERGER CONSIDERATION AND CONVERSION OF SHARES. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement and the Plan of Merger, at the Closing:
Conversion of Lightning Optical Shares. Each share of Lightning Optical stock issued and outstanding as of the Closing ("Lightning Optical Shares") shall be exchanged for (a) validly issued, fully paid and nonassessable common stock, without par value, of II-VI ("II-VI Stock") and (b) cash in the amounts and proportions as set forth in Section 3.2 hereof.
Merger Consideration. II-VI Lightning agrees to pay a total of Four Million Three Hundred Twenty-five Thousand and 00/100 ($4,325,000.00) Dollars, as adjusted in accordance with Section 3.3 hereof, (hereinafter the "Merger Consideration") for all of the Lightning Optical Shares which shall be paid and delivered at Closing as follows:
II-VI Stock. The stock portion of the Merger Consideration shall be paid in whole shares of II-VI Stock and shall be determined in the sole discretion of each Shareholder as set forth on Exhibit "B" which is attached hereto and made a part hereof. The II-VI Stock shall be registered in accordance with the Registration Rights Agreement which is attached hereto and made a part hereof and marked as Exhibit "C". The per share value of II-VI Stock to be used to determine the stock portion of the Merger Consideration shall be determined based upon the per share closing price of II-VI Stock as reported by the NASDAQ National Market System on the day preceding the Closing, provided, however, that the lowest per share price which shall be used for purposes of this transaction will be Nine ($9.00) Dollars per share and the highest price will be Fourteen ($14.00) Dollars per share. In the event that the closing price of II-VI Stock as reported by the NASDAQ National Market System on the day preceding the Closing is less than Nine ($9.00) Dollars per share, then the value of II-VI Stock to be used to determine the stock portion of the Merger Consideration shall be Nine ($9.00) Dollars per share. In the event that the closing price of II-VI Stock as reported by the NASDAQ National Market System on the day preceding the Closing is greater than Fourteen ($14.00) Dollars per share, then the value of II-VI Stock to be used to determine the stock portion of the Merger Consideration shall be Fourteen ($14.00) Dollars per share. The total II-VI Stock consideration to be paid by II-VI Lightning shall not exceed Fifty-five (55%) percent of the Merger Consideration and shall not be less than Twenty (20%) percent of the Merger Consideration. Cash. The balance of the Merger Consideration shall be paid in cash or certified funds to each Shareholder as set forth on Exhibit "B", less the amount to be paid into escrow as hereinafter set forth.
Escrow. The Majority Shareholders agree that Three Hundred Two Thousand Seven Hundred Fifty Dollars ($302,750.00) of the cash portion of the Merger Consideration due them shall be deposited in an escrow account (the "Escrow Account") at Closing in accordance with the terms and conditions of an escrow agreement in substantially the form attached hereto and incorporated herein as Exhibit "D" (the "Escrow Agreement"). The Escrow Account shall be used to reimburse II-VI Lightning for any adjustment in the Merger Consideration as provided for in Section 3.3, uncollected customer receivables or excess warranty returns as provided for in Section 11, and any breaches of the representations and warranties contained in this Agreement as provided for in Section 10. Adjustment of Merger Consideration. The parties hereto agree that the Merger Consideration shall be adjusted as follows:
If the Net Worth, as hereinafter defined, of Lightning Optical is less than One Million Fifty Thousand ($1,050,000.00) Dollars as of the Closing, the Merger Consideration shall be reduced by the difference between the Net Worth and One Million Fifty Thousand ($1,050,000.00) Dollars.
If the Net Worth of Lightning Optical is greater than One Million Two Hundred Thousand ($1,200,000.00) Dollars as of the Closing, the Merger Consideration shall be increased by the difference between the Net Worth and One Million Two Hundred Thousand ($1,200,000.00) Dollars.
The "Net Worth" of Lightning Optical shall be the book value of Lightning Optical as of the Closing and shall be calculated by the parties hereto in the same manner as the book value of Lightning Optical was calculated as reported on the financial statements of Lightning Optical dated October 31, 1995 which are attached hereto and made a part hereof and marked as Exhibit "E". The parties agree to prorate any monthly (or quarterly or annual) items of expense as of the date of the Closing. The calculation of Net Worth shall be made within sixty (60) days after the Closing.
Any payment due II-VI Lightning by reason of a decrease in the Merger Consideration in accordance with Section 3.3(a) hereof shall be made first from the Escrow Account and then by the Majority Shareholders within ten (10) days of receipt of the calculation who shall be jointly and severally liable for any deficiency in the Escrow Account. Any payment due the Shareholders by reason of an increase in the Merger Consideration shall be made by II-VI Lightning to the Shareholders in cash or certified funds within ten (10) days of receipt of the calculation in proportion to their share ownership of Lightning Optical as set forth on Exhibit "B".
Exchange of Lightning Optical Shares and Payment of Merger
Consideration.
At the Closing, Sellers shall deliver all of the Lightning Optical Shares to II-VI Lightning;
At the Closing, II-VI Lightning shall deliver the certificates representing shares of II-VI Stock required to effect the exchange in accordance with Section 3.2(a) hereof. II-VI shall also deliver, in certified funds or by wire transfer, the cash required to make the payments referred to in Section 3.2(b) as well as the amount of cash necessary to fund the Escrow Account in accordance with Section 3.2(c) hereof.
II-VI Lightning Shares Unaffected. At the Closing, by virtue of the Merger, each issued and outstanding share of common stock of II-VI Lightning shall continue unchanged and remain outstanding as a share of II-VI Lightning common stock.
CLOSING.
The closing of the transactions provided for in this Agreement shall occur on February 22, 1996, at 8:30 A.M. at the offices of Sherrard, German & Kelly, P.C., 35th Floor, One Oliver Plaza, Pittsburgh, Pennsylvania 15222 or at such other time and place as the parties may otherwise mutually agree to in writing (the "Closing"). In addition to the exchange of shares and payment of the Merger Consideration in accordance with the provisions of Section 3.2 hereof, at the Closing:
Sellers. Sellers shall deliver to II-VI Lightning the following documents which shall be fully executed and enforceable in accordance with their terms:
The Plan of Merger and all other documents necessary to effect the
Merger;
the certificate contemplated by Section 8.1 hereof;
the opinion of counsel contemplated by Section 8.3 hereof;
the Escrow Agreement contemplated by Section 3.2(c) hereof;
the Investor Agreements contemplated by Section 8.6 hereof;
the Registration Rights Agreements contemplated by Section 8.7 hereof; all third party written consents required to effect the transaction contemplated herein in form and substance satisfactory to II-VI Lightning; and
Sellers shall take all such other actions and provide at the Closing any and all other documents reasonably necessary to consummate the transactions contemplated herein and as may be required to allow II-VI Lightning to operate the Business upon and after the Closing.
II-VI Lightning. II-VI Lightning shall deliver to Sellers the following documents which shall be fully executed and enforceable in accordance with their terms:
the certificate contemplated by Section 7.1 hereof;
opinion of counsel contemplated by Section 7.2 hereof;
the Escrow Agreement contemplated by Section 3.2(c) hereof;
the Investor Agreements contemplated by Section 8.6 hereof;
the Registration Rights Agreements contemplated by Section 8.7 hereof;
and
II-VI and II-VI Lightning shall take all such other actions and provide at the Closing any and all other documents reasonably necessary to consummate the transactions contemplated herein.
REPRESENTATIONS AND WARRANTIES OF SELLERS.
The Majority Shareholders, jointly and severally, hereby represent and warrant to II-VI and II-VI Lightning the following:
Organization, Powers, Etc. Lightning Optical is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own and operate the Business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to execute and deliver this Agreement and to perform the provisions hereof. Lightning Optical is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The execution and delivery of this Agreement by Lightning Optical does not, and the consummation of the transactions contemplated hereby and the performance by Lightning Optical of this Agreement will not, violate any provisions of Lightning Optical's Articles of Incorporation or By-laws, and will not result in the acceleration of any obligation under any mortgage, lien, contract, judgment or decree, instrument, order or arbitration award, to which Lightning Optical is a party or by which Lightning Optical is bound and which affects its assets or property. The Board of Directors of Lightning Optical has duly authorized the transactions connected with the Agreement, the Plan of Merger and the performance by Lightning Optical of its obligations hereunder, and no other proceedings on the part of Sellers or any consents, approvals, authorizations, permits from or notifications to any person, entity or governmental or regulatory authority, are necessary to authorize the performance by Sellers of their obligations hereunder.
Compliance with Laws. Lightning Optical is in material compliance with all applicable laws, regulations, ordinances and rules of each local, state and federal government or administrative body having jurisdiction over Lightning Optical in its operation of the Business as it is now being conducted, and/or any of the assets owned or controlled by Lightning Optical. The Sellers have set forth on Exhibit "F" a list of all international sales which have been made by Lightning Optical without an export license.
Sale, Disposition, Transfer of Assets. Sellers have not sold (other than the condemnation of a portion of the real property of Lightning Optical which will not adversely affect future development of the real property), disposed of, transferred, or encumbered any of the Lightning Optical Shares or any assets or property of Lightning Optical (or conducted any discussions/negotiations with any third party to do so) after the execution of that certain Letter of Intent dated January 10, 1996 by and among II-VI Virgo Incorporated and Sellers, except in the regular course of its business or with the express approval of the Acquiring Companies.
Licenses and Permits. Lightning Optical has all existing licenses and permits (except the export license that may be required for the sales listed on Exhibit "F") from all federal, state, and local governmental entities required to operate the Business as it is presently conducted. Contracts and Commitments. Lightning Optical is not in breach of or in default under any of the terms or provisions of any contracts or commitments which would adversely affect the Business as it is presently conducted or title to of any of its assets or properties.
Property.   Lightning Optical has good and marketable title to all of
the real property and the assets ("Assets") set forth on Exhibit "G" attached hereto and made a part hereof free and clear of all mortgages, security interests, liens, pledges, restrictions, charges or encumbrances of any nature whatsoever, (collectively, "Liens") except those Liens set forth on Exhibit "H" attached hereto.
Trademarks, Patents, Etc. Except as set forth on Exhibit "I" attached hereto and made a part hereof, there are no other patents, trademarks, service marks, trade names, copyrights or applications or registrations therefor ("Proprietary Rights") held or used by Lightning Optical. Lightning Optical has not received any notice and has no knowledge indicating that it is infringing or violating any Proprietary Rights of others in the conduct of the Business. Except as otherwise set forth on Exhibit "I", Lightning Optical is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of or other claimant to any Proprietary Right, in connection with the conduct of the Business.
Litigation. Sellers are not a party to any litigation or, threatened with any litigation, governmental or other proceeding, investigation, strike or other labor dispute or other controversy which might affect the validity of this Agreement or the Plan of Merger or which, individually or in the aggregate, might have a materially adverse effect on the Assets or Business and there is no outstanding order, writ, injunction, decree or ruling of any court or governmental agency against or affecting a material portion of the Assets or the Business.
Taxes. Lightning Optical has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state and local tax returns and tax reports which are required to be filed by it with respect to the Business and its Assets. Such returns are complete and correct in all material respects, and Lightning Optical is not in default in the payment of any taxes shown thereon. All federal, state and local taxes due from Lightning Optical have been fully paid through the date of Closing, or adequate provision made therefore. The charges, accruals and reserves with respect to taxes on the books of Lightning Optical and as reflected in the Financial Statements are adequate in accordance with the historical tax method of accounting of Lightning Optical consistently applied and there are no proposed tax assessments against the Business or the Assets except as disclosed in the Financial Statements.
Employee Benefits.
Lightning Optical represents and warrants that Exhibit "J" attached hereto and made a part hereof contains a complete and accurate list of all Pension Plans and Welfare Plans, as those terms are defined under Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), which Lightning Optical has ever maintained ("Employee Benefit Plans"). Lightning Optical has delivered to the Acquiring Companies true and correct copies of all documents relating to the Employee Benefit Plans.
Except as set forth in Exhibit "K" attached hereto and made a part hereof, Lightning Optical has performed all of its obligations under the Employee Benefit Plans and has accrued on its financial statements all of the obligations and liabilities under the Employee Benefit Plans. Lightning Optical is in full compliance with ERISA, the Internal Revenue Code of 1986, as amended, and all other applicable laws, regulations and administrative orders or rulings with respect to the Employee Benefit Plans.
Lightning Optical has never established, maintained, nor contributed to nor otherwise participated in, nor had an obligation to maintain, contribute to, nor otherwise participate in, any Multi-Employer Plan, as defined under Section 3(37) of ERISA.
No Broker's or Finder's Fees. No agent, broker, finder, person or firm acting on behalf of Sellers or under Seller's authority is or will be entitled to any commissions or broker's or finder's fees from the Acquiring Companies or Sellers with respect to any of the transactions contemplated herein.
Legal, Valid and Binding Obligation. The execution and delivery of this Agreement and of all documents required by this Agreement to be executed and delivered by Sellers to II-VI Lightning, and the consummation of the transactions contemplated hereby, will not violate any provision of any order, writ, judgment or award applicable to Sellers, or to the knowledge of Sellers, any law, statute, rule or regulation of any governmental body, agency or department, and will not conflict with or result in any violation of any of the terms, conditions or provisions hereof or constitute a default under or result in the creation of any lien, charge, security interest or encumbrance upon the Business or the Assets.
Financial Statements.   The financial statements of Lightning Optical
dated October 31, 1995 and December 31, 1995, attached hereto and made a part hereof and marked as Exhibit "E", (collectively, the "Financial Statements"), are all true, correct and complete, present fairly and accurately the financial position, assets, liabilities and results of operation of the Business as of the dates and periods indicated thereon, and since the end of the respective periods indicated on such Financial Statements, there has been no adverse material change in the financial condition, assets, liabilities (accrued, absolute, contingent or otherwise) of the Business. The parties hereto acknowledge that the Financial Statements have not been prepared in accordance with generally accepted accounting principles.
Absence of Certain Changes or Events.   Except as set forth in Exhibit
"L" attached hereto and made a part hereof, since January 10, 1996, there has not been:
any material adverse change in the Business or the Assets;
any damage, destruction or casualty loss, whether covered by insurance or not, materially and adversely affecting the Business or the Assets; with respect to those employees employed by the Business, (i) any increase in the rate or terms of compensation payable or to become payable by Lightning Optical to its directors, officers or employees,
(ii) any increase in the rate or terms of any bonus, insurance, pension or Employee Benefit Plan, payment or arrangement made to, for or with any such directors, officers or employees, or (iii) any special bonus or remuneration paid, or any written employment contract executed or amended;
any entry into any agreement, commitment or 	transaction (including,
without limitation, any borrowing, capital expenditure or capital financing or any amendment, modification or termination of any existing agreement, commitment or transaction) by Lightning Optical, which is material to the Business;
any conduct of the Business which is outside the ordinary course of the Business or is not substantially in the manner that the Business was heretofore conducted;
any purchase or other acquisition of property, any sale, lease or other disposition of property, or any expenditure, except in the ordinary course of the Business;
any material liability incurred except in the ordinary course of the
Business; or
any encumbrance or consent to encumbrance of any Assets.
Leases. All of the real property leases set forth on Exhibit "M" are valid, binding and enforceable in accordance with their respective terms, are in full force and effect, and there are no existing material defaults thereof by Sellers or any of the lessors thereunder. The lessors under such leases have consented or prior to the Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement.
Insurance.    Exhibit "N" which is attached hereto and made a part
hereof sets forth a list of all current policies of fire, liability, worker's compensation and other forms of insurance owned or held by and insuring Lightning Optical and the Shareholders or the Assets with respect to the Business. All insurance premiums covering all periods up to and including Closing have been paid, or adequate provisions made therefore by Lightning Optical.
Labor Matters.    Lightning Optical is in compliance with applicable
laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Lightning Optical, threatened against or affecting Lightning Optical. Lightning Optical has not experienced any primary work stoppage involving employees of the Business. No labor unions presently represent any employees of Lightning Optical and Sellers are not aware of any pending or threatened effort to organize employees involved with the Business into a labor union or similar collective bargaining unit.
Certain Contracts and Arrangements.   Except as listed in Exhibit "O",
which is attached hereto and made a part hereof, Lightning Optical is not a party to any material contract, commitment or agreement relating to or affecting the Business. For the purposes of this Section 5.18, contracts, commitments or agreements with an entity or person for obligations of or benefits to Lightning Optical valued in excess of $20,000 shall be considered material.
Order Backlog. The backlog of sales orders for purchases of products of the Business that exists on the date of the Closing, will not be materially different from the historical backlog of Lightning Optical prior to the Closing. A listing of the backlog is more fully set forth on Exhibit "P" which is attached hereto and made a part hereof. Environmental Compliance.
Hazardous Substances. Except as set forth on Exhibit "Q", which is attached hereto and made a part hereof, and other than in compliance with all applicable Environmental Laws, no Hazardous Substance (i) is or has been used, treated, stored, generated, manufactured or otherwise handled on any property or premises with respect to which the Business has been conducted (a "Business Property") while operated by Lightning Optical or (ii) has otherwise come to be located in, on or under any Business Property while operated by Lightning Optical. No Hazardous Substance is stored on any Business Property except in quantities necessary to satisfy the reasonably anticipated use or consumption by Sellers. No Business Property has been contaminated by any Hazardous Substance while operated by Lightning Optical. With respect to any Business Property previously leased, controlled, operated or occupied by Sellers, no contamination occurred during the period of the Sellers' tenancy, control, operation or occupancy and, to the best of Sellers' knowledge, information and belief, no property adjacent or in the immediate vicinity of any Business Property is contaminated.
Permits.   The permits described on Exhibit "R", which is attached
hereto and made a part hereof, are all the permits and authorizations required by any Environmental Law for the business or operations and the current use, occupancy or condition of any Business Property.
Compliance with Laws.   Each Business Property and all operations of the
Business are in material compliance with all applicable Environmental Laws, including, without limitation, the terms and conditions of any permits described on the attached Exhibit "R". Sellers, are not aware of and have not received notice of any past, present or anticipated future events, conditions, activities, investigations, studies, plans or proposals that would interfere with or prevent compliance by Lightning Optical or any Business Property with any Environmental Law or which may give rise to any common law or other liability against Lightning Optical, or involving the Business or operations of Lightning Optical at or with respect to any Business Property, and related in any way to Hazardous Substances or Environmental Laws.
Proceedings.   Sellers have not received any notice, and do not have
actual knowledge, of any pending or threatened claim, action, demand, suit, proceeding, hearing or governmental study or investigation against or involving Lightning Optical with respect to the Business or any Business Property and related in any way to Hazardous Substances. With respect to the Business and/or Assets, no claims have been made against Lightning Optical under any Environmental Law, and no presently outstanding citations or notices have been issued against Lightning Optical under any Environmental law (except minor claims, all of which have been resolved without material damages, fines or penalties), including without limitation any claim relating to or arising out of the manufacture, processing, distribution, generation, use, treatment, storage, disposal, spill, leak, release, transport or other handling of any Hazardous Substance.
Underground Storage Tanks. There are no underground storage tanks (whether or not excluded from regulation under any Environmental Law) on any Business Property or otherwise owned or operated by Lightning Optical, with respect to the Business or the Assets, including all underground storage tanks in use, out of service, closed or decommissioned in place. All underground storage tanks previously on any Business Property owned or operated by Lightning Optical with respect to the Business have been properly decommissioned in compliance with all applicable Environmental Laws.
Waste Disposal.   No wastes, including without limitation, garbage and
refuse, have been disposed of on any Business Property. All wastes generated by Lightning Optical with respect to the Business and/or the Assets are and have been properly transported off site and disposed of in compliance with all applicable Environmental Laws. With respect to the Business, Lightning Optical has not arranged for the disposal or treatment of any Hazardous Substances at, and has not transported or arranged for transportation on behalf of itself or any third party any Hazardous Substances to, any facility, site or property listed or proposed for listing on the National Priority List or the Comprehensive Environmental Response, Compensation, Liability Information System list compiled by the Environmental Protection Agency or any similar or comparable list compiled or maintained by any state or local governmental authority.
Records.   Sellers have disclosed and made available to the Acquiring
Companies true, complete and correct copies or results of any reports, studies, analysis, tests or monitoring in the possession of or initiated by Lightning Optical pertaining to the existence of Hazardous Substances and any other environmental concerns relating to any Business Property, the Business, the Assets, or any operations of Lightning Optical with respect thereto.
For purposes of this Section 5.20, the capitalized terms shall be defined as follows:
Environmental Law. The term "Environmental Law" means any federal, state or local statute, regulation or ordinance pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such laws.
Hazardous Substance. The term "Hazardous Substance" means any material regulated as such under applicable environmental laws or listed as a hazardous substance under the Comprehensive Environmental Response, Compensation and Liability Act or any comparable state law that is applicable. Furthermore, without limitation, Hazardous Substance includes petroleum or any fraction thereof, regulated under the Resource Conservation and Recovery Act and similar local laws, and radio-neucleoides and similar radioactive waste materials, regulated under the Atomic Energy Act and similar federal and state laws.
Contamination.   The term "Contamination" or "Contaminated" means the
presence of a Hazardous Substance in the soil, water (including surface water and groundwater) or ambient air if such presence of a Hazardous Substance constitutes a violation of applicable Environmental Laws or if removal or remedial action is required by applicable Environmental Laws with respect to such presence of a Hazardous Substance or legally could be required by a governmental agency or court under applicable Environmental Laws.
Capitalization.   The authorized capital stock of Lightning Optical
consists of 1,000,000 shares of common stock, par value $.01 per share, of which 732,875 shares are issued and outstanding and 500,000 shares of preferred stock, par value $.01 per share, none of which is issued and outstanding, which constitute all of the Lightning Optical Shares. All of the Series A Preferred Shares have been validly redeemed immediately prior to the Merger. Shareholders are and will be at Closing the sole record and beneficial owners and holders of the Lightning Optical Shares, free and clear of all liens and encumbrances. No legend or other reference to any purported encumbrance appears upon any certificate representing the Lightning Optical Shares other than the Rule 144 restrictive legend. The Lightning Optical Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts or agreements of any kind relating to the issuance, sale, or transfer of any equity or other securities of Lightning Optical. None of the outstanding Lightning Optical Shares was issued in violation of law. Lightning Optical does not have any contract or agreement to acquire, any equity securities or other securities of any third party or any direct or indirect equity or ownership interest in any other business. The Sellers have performed all of their obligations and have no further liability in connection with the redemption on August 24, 1995 of Two Hundred Five Thousand (205,000) shares of the common stock of Lightning Optical owned by William M. Postlewaite.
Books and Records. The books on August 24, 1995 of account, minute books, stock record books, and other records of Lightning Optical, all of which have been made available to the Acquiring Companies, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Lightning Optical contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of Lightning Optical, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.
No Undisclosed Liabilities. Lightning Optical has no liabilities or obligations of any nature whatsoever except for liabilities or obligations reflected in or reserved against in the Financial Statements and except as set forth on Exhibit "H".
Accounts Receivable All accounts receivable of Lightning Optical that are reflected on the Financial Statements or on the accounting records of Lightning Optical as of the Closing (collectively, the "Accounts Receivable") are set forth on Exhibit "S" which is attached hereto and made a part hereof, and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing, the Accounts Receivable are or will be as of the Closing current and collectible as shown on the Financial Statements.
Inventory All inventory of Lightning Optical, whether or not reflected in Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of the Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Lightning Optical.
No Misstatements.   Neither this Agreement, nor any Exhibits attached
hereto, nor any other document, record or material provided by Sellers to the Acquiring Companies in connection with the transactions contemplated hereunder, contains any untrue statement of material fact, or omits to state a fact necessary in order to make the statement contained herein and/or therein in light of the circumstances in which they were made, not misleading.
No Insolvency. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization or arrangement with creditors, voluntary or involuntary, affecting the Assets or the Business, are pending or threatened. Sellers have not made any assignment for the benefit of creditors, and has/have not taken any other action with a view to, or which will constitute the basis for the institution of any such insolvency proceedings which would affect the Assets or the Business.
REPRESENTATIONS AND WARRANTIES OF ACQUIRING COMPANIES.
II-VI and II-VI Lightning hereby represent and warrant the following to the Sellers:
Organization, Powers, Etc.   The Acquiring Companies are corporations
duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and have all requisite power and authority to own and operate their respect businesses as presently conducted and to execute and deliver this Agreement and the other documents referred to herein and to perform the provisions hereof. The execution and delivery of this Agreement and the other documents referred to herein does not, and the consummation of the transactions contemplated hereby and the performance of this Agreement and the other documents referred to herein will not, violate any provisions of the articles of incorporation or by-laws of the Acquiring Companies and will not result (with notice or the passage of time) in a default under or the acceleration or breach of any obligation under any mortgage, lien, contract, judgment or decree, instrument, order or arbitration award, to which the Acquiring Companies are a party or by which they are bound. The Boards of Directors of the Acquiring Companies have duly authorized the execution and delivery of this Agreement the performance of the obligations hereunder, and no other proceedings on the part of II-VI or II-VI Lightning are necessary to authorize the performance of their obligations hereunder.
Authorized Stock. The shares of II-VI Stock which are to be delivered hereunder have been duly authorized and validly issued by II-VI and shall be delivered to the Shareholders free and clear of any liens and encumbrances.
II-VI Information. All of the information which has been provided to the Shareholders by II-VI under paragraph 1 of the Investor Agreement is true and correct in all material respects.
Litigation. The Acquiring Companies are not a party to any litigation or, to the best of their knowledge, threatened with any litigation, governmental or other proceeding, investigation, strike or other labor dispute or other controversy which might affect the validity of this Agreement or which, individually or in the aggregate, might result in any material liability to the Acquiring Companies or materially and adversely affect their assets or operations, and there is no outstanding order, writ, injunction, decree or ruling of any court or governmental agency against or affecting the Acquiring Companies or a material portion of their assets or business.
Broker's and Finder's Fees. No agent, broker, finder, person or firm acting on behalf of the Acquiring Companies or under their authority is or will be entitled to any commissions or broker's or finder's fees with respect to any of the transactions contemplated hereof.
Legal, Valid and Binding Obligation. The execution and delivery of this Agreement and of all documents required by this Agreement to be executed and delivered by the Acquiring Companies to Sellers, and the consummation of the transactions contemplated hereby will not violate any provision of any order, writ, judgment, award, law, statute, rule or regulation of any court, arbitrator or governmental body, agency or department and will not conflict with or result in any violation of any of the terms, conditions or provisions hereof.
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.
The obligations of Sellers under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions:
Certificate. The Acquiring Companies shall have performed and complied with all of the covenants and agreements contained in this Agreement required to be performed and complied with by the Acquiring Companies at or prior to the Closing, and the representations and warranties of the Acquiring Companies set forth in this Agreement shall be true and correct in all material respects as of the date of the Closing, as though made at and as of the date hereof (except as otherwise contemplated by this Agreement), and Sellers shall receive a certificate to that effect signed on behalf of the Acquiring Companies.
Legal Opinion. Sellers shall have received an opinion from Sherrard, German & Kelly, P.C., counsel for the Acquiring Companies dated the date of the Closing and in form and substance reasonably satisfactory to Sellers and its counsel, substantially to the effect that:
The Acquiring Companies are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;
This Agreement has been executed and delivered by the Acquiring Companies and (assuming the Agreement is a valid and binding obligation of Sellers) is a valid and binding obligation of the Acquiring Companies, enforceable against the Acquiring Companies in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
The actions of execution, delivery and performance of this Agreement by the Acquiring Companies will not constitute a violation of the articles of incorporation or by-laws (or other similar governing documents), as currently in effect for the Acquiring Companies.
The shares of II-VI Stock which are to be delivered hereunder have been duly authorized and validly issued by II-VI and shall be delivered to the Shareholders free and clear of any liens and encumbrances.
Such opinion may expressly rely as to matters of fact upon certificates furnished by the Acquiring Companies, executed by appropriate officers and directors of the Acquiring Companies and by public officials. Consents. All required consents and approvals for the consummation of the transactions hereunder, including, without limitation, those listed on Exhibit "T" attached hereto and made part hereof shall have been obtained.
Employment Agreements. Employment Agreements will have been executed between II-VI Lightning and the following individuals: D. Steffey, R. Murphy, C. Kennimore, M. Holyak, R. Drouse, A. Cassanho and V. Castillo. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING COMPANIES.
The obligations of the Acquiring Companies under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions:
Certificate.   Sellers shall, in all material respects, have performed
and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by Sellers at or prior to the Closing and the representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of the Closing, as though made at and as of the date thereof (except as otherwise contemplated by this Agreement), and the Acquiring Companies shall have received a certificate to that effect signed on behalf of Sellers.
No Changes. There shall not have been, since January 10, 1996, any material adverse change in the Business.
Legal Opinion. The Acquiring Companies shall have received an opinion from Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. counsel to Sellers dated as of the Closing and in form and substance reasonably satisfactory to the Acquiring Companies and their counsel, substantially to the effect that:
Lightning Optical is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida;
The authorized capital stock of Lightning Optical consists of 1,000,000 shares of common stock, par value $.01 per share, of which 732,875 shares are issued and outstanding and 500,000 shares of preferred stock, par value $.01 per share, none of which is issued and outstanding, which constitute all of the Lightning Optical Shares. The Shareholders are the sole record and beneficial owners and holders of the Lightning Optical Shares, free and clear of all liens and encumbrances. The Lightning Optical Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts or agreements of any kind relating to the issuance, sale, or transfer of any equity or other securities of Lightning Optical. None of the outstanding Lightning Optical Shares was issued in violation of law. Lightning Optical does not have any contract or agreement to acquire, any equity securities or other securities of any third party or any direct or indirect equity or ownership interest in any other business. This Agreement has been executed and delivered by Sellers and (assuming the Agreement is a valid and binding obligation of the Acquiring Companies) is a valid and binding obligation of Sellers, enforceable against Sellers, jointly and severally, in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
The execution and delivery of this Agreement and of all documents required by this Agreement to be executed and delivered by Sellers to II-VI Lightning, and the consummation of the transactions contemplated hereby, will not violate any provision of any order, writ, judgment or award applicable to Sellers, or any law, statute, rule or regulation of any governmental body, agency or department, and will not conflict with or result in any violation of any of the terms, conditions or provisions terms, conditions or provisions hereof or any agreement or commitment to which Lightning Optical or any Shareholder is a party, or constitute a default under or result in the creation of any lien, charge, security interest or encumbrance upon the Business or the Assets;
Lightning Optical is in material compliance with all applicable laws, regulations, ordinances and rules of each local, state and federal government or administrative body having jurisdiction over Lightning Optical in its operation of the Business as it is now being conducted, or any of the Assets owned or controlled by Lightning Optical;
Lightning Optical is not in breach of or in default under any of the terms or provisions of any contracts or commitments which would adversely affect the Assets or the Business as it is presently conducted;
Sellers are not a party to any litigation or, threatened with any litigation, governmental or other proceeding, investigation, strike or other labor dispute or other controversy which might affect the validity of this Agreement or the Plan of Merger or which, individually or in the aggregate, might have a materially adverse effect on the Assets or Business and there is no outstanding order, writ, injunction, decree or ruling of any court or governmental agency against or affecting a material portion of the Assets or the Business; and
The actions of execution, delivery and performance of this Agreement by Sellers will not constitute a violation of the articles of incorporation or by-laws (or other similar governing documents), as currently in effect, for Lightning Optical and will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority.
Such opinion may expressly rely as to matters of fact upon certificates furnished by Sellers, by appropriate officers and directors of Sellers, and by public officials.
Consents. All required consents and approvals for the consummation of the transactions hereunder, including, without limitation, those listed on Exhibit "T" attached hereto and made part hereof shall have been obtained.
Employment Agreements. Employment Agreements will have been executed between II-VI Lightning and the following individuals: D. Steffey, R. Murphy, C. Kennimore, M. Holyak, R. Drouse, A. Cassanho and V. Castillo. Investor Agreements. An investor agreement by and among II-VI and the Shareholders in the form of Exhibit "U", attached hereto and made a part hereof, (the "Investor Agreements") shall have been executed by each Shareholder.
Registration Rights Agreements. A registration rights agreement by and among II-VI and the Shareholders in the form of Exhibit "C", attached hereto and made a part hereof (the "Registration Rights Agreements") shall have been executed by each Shareholder.
FURTHER ASSISTANCE.   Subsequent to the Closing, each of the parties
hereto, at the request of the other, shall execute, deliver and acknowledge all such further instruments and documents and do and perform all such other acts and deeds as may reasonably be required more effectively to vest in each other the rights intended to be conferred upon such party pursuant to this Agreement.
SURVIVAL; INDEMNIFICATION.
Survival; Remedy for Breach. The covenants, agreements, representations and warranties of the parties hereto contained herein and in any exhibit or schedule attached or delivered pursuant hereto shall survive the Closing for a period of one (1) year from the date thereof (the "Survival Date"), except as otherwise set forth in Section 10.3.
Any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Sections 10.1, 10.2 or 10.3 shall survive the time at which it would otherwise terminate pursuant to this Section if, prior to such time, a notice specifying with reasonable detail and accuracy the breach thereof giving rise to such indemnity shall have been given to the party against which such indemnity may be sought. Indemnification.
The Majority Shareholders shall jointly and severally, indemnify, defend and hold harmless the Acquiring Companies and their officers, directors, employees and agents, (collectively, "Indemnities") from and against any and all claims, proceedings, actions, demands, liabilities, damages (including consequential, incidental and special damages) fines, penalties, losses, costs, consultant fees and other monetary sums, expenses (including reasonable attorneys' fees in connection with any administrative proceedings, trial, appeal or petition for review) and amounts paid in settlement ("Loss" or collectively, "Losses") of any nature whatsoever, whether contingent or accrued, arising out of, in connection with or in any way relating to (i) the breach by Sellers of any representation or warranty or any other provision contained in this Agreement, (ii) any liabilities or obligations of any of Sellers other than the liabilities or obligations specifically disclosed in the Financial Statements or in this Agreement, (iii) the relationship or former relationship between Sellers and any entity or person who is or was an employee of the Business with respect to any loss arising from events which occurred prior to Closing, (iv) products of Lightning Optical shipped prior to the Closing, arising from any claims or actions brought for personal injury, death, property damage or other economic losses, such as loss of use or loss of profits, whether such action or claim is based on a theory of negligence, breach of warranty, (express or implied), failure to discharge a duty to warn or instruct (whether negligent or innocent) under any other legal theory in contract or tort,
(v) the actual or alleged presence, use, treatment, storage, generation, manufacture, transport, release, leak, spill, disposal or other handling of Hazardous Substances, at any location of or in connection with the Business prior to Closing as set forth in Section 5.20, or (vi) entitlement or claimed entitlement to any brokerage fee, commission or finders fee incurred by reason of actions taken by Sellers.
Losses shall include without limitation (i) the cost of any investigation, removal, remedial, defense (including without limitation attorney and expert and technical consultant's fees) or other action that is required by any Environmental Law, that is required by judicial order or by order of or agreement with any governmental authority, that is necessary or appropriate to prevent any such order from being issued or that otherwise is reasonable under the circumstances or that is required to respond to or defend any action that is premised on Environmental Law or environmental common law causes of action, (ii) capital expenditures necessary to cause the Assets or the operations or Business to be in compliance with any and all requirements of Environmental Laws, (iii) Losses for injury or death of any person, including an Indemnitee, and (iv) Losses for damage to the property of an Indemnitee or any other person, including diminution in value or loss of use. The amount of Loss shall be reduced by the proceeds of any insurance claim actually received by or paid to the Indemnitee in respect of such Loss.
The Majority Shareholders' obligations under this Section are conditioned upon receipt from II-VI or II-VI Lightning, on or prior to the Survival Date, of a written notification of the Losses which are the subject of indemnification and the applicable representation, warranty, covenant or agreement of any claim for indemnity, which notice shall preserve the Acquiring Companies' claim for indemnification and continue Sellers' obligation to indemnify the Acquiring Companies hereunder until such time as indemnification has been made or the claim has been withdrawn or otherwise resolved. The notice required under this Section
10.2 shall be provided promptly on or prior to the Survival Date, provided that any failure to give notice promptly shall not be a defense to Sellers' obligation to indemnify if such failure to give notice promptly has not materially increased the Loss incurred and then only to the extent of such additional Loss incurred as a result of such failure to give notice promptly.
The Acquiring Companies shall indemnify, defend and hold harmless Sellers and their respective officers, directors, employees and agents, (collectively, "Indemnities") from and against any and all claims, proceedings, actions, demands, liabilities, damages (including consequential, incidental and special damages) fines, losses, costs, expenses (including reasonable attorneys' fees in connection with any administrative proceeding, trial, appeal or petition for review) and amounts paid in settlement ("Loss" or collectively, "Losses") of any nature whatsoever, whether contingent or accrued, arising out of, in connection with or in any way relating to (i) the breach of any representation or warranty or any other provision contained in this Agreement, (ii) any liabilities or obligations of any of the Acquiring Companies, (iii) the relationship between the Acquiring Companies and any entity or person who is or was an employee of the Business with respect to any loss arising from events which occurred after Closing,
(iv) products of the Acquiring Companies shipped after the Closing, arising from any claims or actions brought for personal injury, death, property damage or other economic losses, such as loss of use or loss of profits, whether such action or claim is based on a theory of negligence, breach of warranty, (express or implied), failure to discharge a duty to warn or instruct (whether negligent or innocent) under any other legal theory in contract or tort, (v) the actual or alleged use, treatment, storage, generation, manufacture, transport, release, leak, spill, disposal or other handling of Hazardous Substances, at any location of or in connection with the Business after the Closing, or (vi) entitlement or claimed entitlement to any brokerage fee, commission or finders fee incurred by reason of actions taken by the Acquiring Companies.
The Acquiring Companies' obligations under this Section are conditioned upon receipt from Sellers, on or prior to the Survival Date, of a written notification of the Losses which are the subject of indemnification and the applicable representation, warranty, covenant or agreement of any claim for indemnity, which notice shall preserve Sellers' claim for indemnification and continue the Acquiring Companies' obligation to indemnify Sellers hereunder until such time as indemnification has been made or the claim has been withdrawn or otherwise resolved. The notice required under this Section 10.2 shall be provided promptly on or prior to the Survival Date, provided that any failure to give notice promptly shall not be a defense to the Acquiring Companies' obligation to indemnify if such failure to give notice promptly has not materially increased the Loss incurred and then only to the extent of such additional Loss incurred as a result of such failure to give notice promptly.
Special Agreements. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree as follows:
The covenants, agreements, representations and warranties relating to any tax liability shall survive until March 15, 1997. If notice of audit is received from any governmental agency before March 15, 1997, the Majority Shareholders agree to be responsible for any additional taxes, penalties and interest arising from such audit. II-VI Lightning agrees to pay the accounting and legal fees incurred in any such audit and further agrees to pay ten percent (10%) of any settlement of additional taxes, penalties and interest arising from such audit.
Any claim for indemnification arising by reason of any willful or fraudulent misrepresentation by the Sellers shall survive the Closing for a period of three (3) years from the date thereof.
The parties hereto agree that any regulatory obligations, liabilities, or deficiencies of any kind, which presently exist or which may be found to exist under the export control regulations, arising prior to the date of Closing, or arising after the date of Closing but in reference to obligations, liabilities, or deficiencies occurring or existing prior to the date of Closing, remain the responsibility of Lightning Optical.
The parties agree that any Losses arising from any possible regulatory action taken after the Closing attributable to international sales by Lightning Optical which occurred prior to the Closing, including consultant and attorney fees attributable to any possible disclosure process, shall be payable as follows:
Losses up to twenty-five thousand dollars ($25,000.00) shall be the sole responsibility of the Sellers;
Losses between twenty-five thousand dollars ($25,000.00) and one hundred thousand dollars ($100,000.0) shall be allocated eighty percent (80%) to the Sellers and twenty percent (20%) to II-VI Lightning; and
Any Losses in excess of one hundred thousand dollars ($100,000.00) shall be the sole responsibility of II-VI Lightning.
The Majority Shareholders shall be permitted to participate in any decisions concerning a settlement with any governmental agencies of the United States of America in this matter. The Majority Shareholders agree to cooperate with II-VI Lightning and shall not unreasonably withhold any required consent to the settlement.
II-VI Lightning agrees to pay all legal expenses in connection with any environmental claims.
If William M. Postlewaite has not made a claim or demand by the Survival Date then the Majority Shareholders shall be relieved from any further indemnification hereunder for any claims by Mr. Postlewaite.
The maximum obligation for each Majority Shareholder hereunder shall be the portion of the Merger Consideration received by such Majority Shareholder.
UNCOLLECTED RECEIVABLES AND WARRANTY RETURNS.
Uncollectible Accounts Receivable. Except as set forth on Exhibit "V" which is attached hereto and made a part hereof, Shareholders shall reimburse II-VI Lightning for any Accounts Receivable, that, after commercially reasonable efforts, (including telephone calls and/or letters but excluding any third-party collection efforts and lawsuits), are not collected by II-VI Lightning within one hundred eighty (180) days after the Closing. Shareholders agree to reimburse II-VI Lightning for any Accounts Receivable set forth on Exhibit "V" if such amounts are not collected within one (1) year from the Closing. Shareholders agree to reimburse II-VI Lightening for any Accounts Receivable set forth on Exhibit "V" if such amounts are not collected within one (1) year from the Closing. The Majority Shareholders shall be allowed to participate with II-VI Lightning in any collection efforts.
Warranty Returns. Shareholders shall reimburse II-VI Lightning for any Warranty Returns in the Business which exceed one percent (1%) of gross sales for the period beginning on the Closing and ending one hundred eighty (180) days after the Closing. "Warranty Returns" shall mean the return of any product sold or supplied by Lightning Optical to a customer or any third party which such customer or third party determines to be defective.
Notice to Shareholders. II-VI Lightning shall provide the Shareholders with a list of the uncollected Accounts Receivable and Warranty Returns for which II-VI Lightning is entitled to reimbursement in accordance with Sections 11.1 and 11.2 hereof. Shareholders shall reimburse II-VI Lightning for the full amount of the uncollected Accounts Receivable and Warranty Returns set forth on the aforesaid list within ten (10) days notice from II-VI Lightning. During such ten (10) day period, Shareholders shall have the right to audit the list of uncollected Accounts Receivable and Warranty Returns. II-VI Lightning agrees to assign to the Shareholders all of its right, title and interest to the uncollected Accounts Receivable upon payment from the Shareholders. Reimbursement From Escrow Account. Any amount due II-VI Lightning from the Shareholders in accordance with this Section 11 shall be paid first from the Escrow Account and then by the Majority Shareholders within ten
(10) days of receipt of the notice who shall remain jointly and severally liable for any deficiency in the Escrow Account.
FINANCIAL STATEMENTS OF LIGHTNING OPTICAL.
Audited Financial Statements. Sellers agree to cooperate with II-VI Lightning in connection with the preparation of audited financial statements for Lightning Optical for the fiscal year ending June 30, 1995 and a review update through December 31, 1995. Such audit of the financial statements will be conducted by Alpern, Rosenthal & Co. and the Shareholders agree to pay Fifteen Thousand ($15,000) towards the accounting fees of Alpern, Rosenthal & Co. for the audit. Any accounting fees related to the audit by Alpern, Rosenthal & Co. in excess of Fifteen Thousand Dollars ($15,000) will be paid by the Acquiring Companies.
Consent. Sellers consent to the inclusion by II-VI of any financial statements of Lightning Optical required by law, rule or regulation to be included by II-VI in any registration or report filed by II-VI pursuant to the securities laws of the United States or any state thereof. Sellers will cooperate to secure the consent of the accounting firm and/or accountants who prepared the financial statements of Lightning Optical required pursuant to the foregoing sentence.
COSTS AND EXPENSES.
All costs and expenses incurred in conducting the transactions described under this Agreement in the manner its prescribes, shall be borne by II-VI Lightning and Sellers in the following manner:
Taxes. All applicable sales, transfer, documentary, and similar taxes, if any, that may be due and payable as a result of the Merger as provided herein, whether levied on the Sellers or II-VI Lightning, shall be paid one-half by the Shareholders and one-half by II-VI
Lightning.
Fees. Except as set forth in Section 12.1 above, the Shareholders shall pay the fees and charges of the attorneys, accountants and other professionals retained by them.
Other Expenses.  All other expenses shall be paid by the party which incurred them.
CONSENTS. Each party will use efforts to obtain consents, if any, of all persons and entities necessary to the consummation of the Merger pursuant to this Agreement.
PUBLIC ANNOUNCEMENTS.   Except for statements required to be made by law
or upon the advice of counsel, the parties hereto shall not issue any press release or make any such public statement with respect to this Agreement and the transactions contemplated hereby except by mutual consent.
MISCELLANEOUS.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or on the second succeeding business day after being mailed by registered or certified mail to the appropriate party at its address below (or at such other address for such party as shall be specified by written notice by such party):
If to II-VI or II-VI Lightning at:
II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056

Attention: Francis J. Kramer, President

With a copy to:

Robert D. German, Esquire
Sherrard, German and Kelly, P.C.
One Oliver Plaza, 35th Floor
Pittsburgh, Pennsylvania 15222

If to Lightning or the Shareholders:
Mr. Paul J. Johnson, Jr.
Mr. J. Christopher Oles
Mr. Wayne R. Ignatuk
Mr. Frederick A. Baumle
Dr. Gregory J. Quarles
David A. Steffey
Tamara J. Shultz
Patrick J. Gracyalny
Dr. Bruce H. T. Chai
Dr. Jeff Dixon
c\o Lightning Optical Corporation
431 E. Spruce Street
Tarpon Springs, Florida  34689

With a copy to:

Michael T. Cronin, Esquire
Johnson, Blakely, Pope,
Bokor, Ruppel & Burns, P.A.
911 Chestnut Street
P. O. Box 1368
Clearwater, Florida  34617-1368

Headings. The headings in this Agreement are intended solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
Governing Law. This Agreement shall be construed and the rights of the parties here to determined, in accordance with the laws of the Commonwealth of Pennsylvania.
Assignment.   Neither party may assign this Agreement, other than the
right to receive payments hereunder, without the express written consent of the other party in each instance, which consent shall not be
unreasonably withheld.    Nothing in this Agreement, express or implied,
is intended to confer upon any person, other than the parties hereto and their and permitted assigns, any rights or remedies under or by reason of this Agreement.
Severability. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such provision shall not be affected thereby.
Real Estate Taxes. The parties hereto agree that all real estate taxes with respect to the premises utilized in the Business and any intangible or personal property tax with respect to the Assets shall be prorated as of the date of the Closing.
Entire Agreement.   This Agreement and the documents specifically
referred to herein or required to be delivered pursuant to the terms hereof, represent the entire agreement of the parties hereto with respect to the subject matter hereof superseding all prior agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement constitutes the entire understanding between the parties with respect to the subject matter it addresses and no waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. Execution of Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.
Binding Effect.   Subject to the provisions of Section 16.4 hereof, this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Arbitration.   All disputes arising under this Agreement or with respect
to its interpretation or enforcement not otherwise resolved by the parties hereto shall be submitted to and decided by arbitration in the City of Tampa, Florida, for determination by the American Arbitration Association in accordance with its then existing rules pertaining thereto using one arbitrator. Filing fees and other costs assessed by the American Arbitration Association shall initially be shared between and paid equally, one-half by II-VI Lightning and one-half by the Shareholders, in proportion to their share ownership of Lightning Optical as set forth on Exhibit B, provided that the non-prevailing party in such arbitration, within thirty (30) days following a final determination of such arbitration, shall reimburse the prevailing party for any such fees and costs previously advanced by the prevailing party to the extent so awarded by the arbitrator. The decision of the arbitration shall be final and binding upon all parties and judgment upon the award may be entered in any Court having jurisdiction thereof. Remedies and Rights Not Exclusive. Except as expressly provided to the contrary herein, no remedies or rights herein conferred upon or reserved to the parties are intended to be exclusive of any remedy or right provided by law, but each shall be cumulative and shall be in addition to every other remedy or right given thereunder, or now or hereafter existing at law or in equity or by statute.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

ATTEST:                            II-VI INCORPORATED


By:  /s/ Robert D. German          By:  /s/ Francis J. Kramer
   -------------------------       ----------------------------------
Title:  Secretary                  Title:  President
      ----------------------             ----------------------------
(Corporate Seal)


ATTEST:                            II-VI LIGHTNING INCORPORATED


By:   /s/ James Martinelli         By:  /s/ Steven L. Sacone
   -------------------------       ----------------------------------
Title:                             Title:  President
      ----------------------             ----------------------------
(Corporate Seal)


ATTEST:                            LIGHTNING OPTICAL CORPORATION


By:  Wayne R. Ignatuk              By:  /s/ Paul J. Johnson, Jr.
     ----------------                 ----------------------------
Title:  Secretary                  Title:  President
      ----------------------             ----------------------------
(Corporate Seal)


WITNESS:

/s/ Michael T. Cronin              /s/ Paul J. Johnson, Jr.
-------------------------          ----------------------------------
                                   PAUL J. JOHNSON, JR.


/s/ Michael T. Cronin              /s/ J. Christopher Oles
-------------------------          ----------------------------------
                                   J. CHRISTOPHER OLES


/s/ Michael T. Cronin              /s/ Wayne R. Ignatuk
-------------------------          ----------------------------------
                                   WAYNE R. IGNATUK


/s/ Michael T. Cronin              /s/ Frederick A. Baumle
-------------------------          ----------------------------------
                                   FREDERICK A. BAUMLE


/s/ Michael T. Cronin              /s/ Dr. Gregory J. Quarles
-------------------------          ----------------------------------
                                   DR. GREGORY J. QUARLES


/s/ Michael T. Cronin              /s/ David A. Steffey
-------------------------          ----------------------------------
                                   DAVID A. STEFFEY


/s/ Michael T. Cronin              /s/ Tamara J. Schultz
-------------------------          ----------------------------------
                                   TAMARA J. SCHULTZ


/s/ Michael T. Cronin              /s/ Patrick J. Gracyalny
-------------------------          ----------------------------------
                                   PATRICK J. GRACYALNY


/s/ Michael T. Cronin              /s/ Dr. Bruce H. T. Chai
-------------------------          ----------------------------------
                                   DR. BRUCE H. T. CHAI


/s/ Michael T. Cronin              /s/ Dr. Jeff Dixon
-------------------------          ----------------------------------
                                   DR. JEFF DIXON


LIST OF OMITTED EXHIBITS


Pursuant to Regulation S-K 601(b)(2), the following exhibits have been omitted from this Exhibit 2.01 to the Registrant's Form 8-K for the event dated February 22, 1996:


Exhibit A -Plan of Merger
Exhibit B -Schedule of Shareholder
Cash/Stock Elections
Exhibit E -Financial Statements dated October 31, 1995
Exhibit F -List of International Sales
Exhibit G -List of Assets
Exhibit H -Schedule of Liens
Exhibit I -List of Patents, Trademarks, etc.
Exhibit J -Schedule of Employee Benefit Plans
Exhibit K -Schedule of Employee
Benefit Plan Noncompliance
Exhibit L -Schedule of Material Changes
Exhibit M -Schedule of Leases
Exhibit N -Schedule of Insurance Policies
Exhibit O -Schedule of Material Contracts
Exhibit P -Schedule of Backlog
Exhibit Q -Schedule of Hazardous Substances
Exhibit R -Schedule of Environmental Permits
Exhibit S -Schedule of Accounts Receivable
Exhibit T -Schedule of Required Consents
Exhibit U -Investor Agreements
Exhibit V -Uncollectible Accounts Receivable


The registrant agrees to supplementally furnish to the Securities and Exchange Commission a copy of any of the foregoing omitted schedules.